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                        Form of Selling Agent Agreement

                         SHAFFER DIVERSIFIED FUND, L.P.
                        (A Delaware Limited Partnership)

                                                          _______________, 2001


Berthel Fisher & Company Financial Services, Inc.
P.O. Box 74250
Cedar Rapids, IA  52407-4250

Gentlemen:

         Shaffer Asset Management, Inc., a New York corporation (the "General Partner"), is the sole general partner of Shaffer Diversified Fund, L.P. (the "Fund"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act to speculatively trade in commodity futures contracts and related interests as described in the Prospectus and accompanying Statement of Additional Information (as defined in Section 1(a) hereof). The Fund proposes to offer publicly for subscription and to sell to subscribers acceptable to the General Partner, upon the terms and subject to the conditions set forth in this Agreement and the Registration Statement (as defined in Section 1(a) hereof) and the Prospectus and Statement of Additional Information included therein, as either or both may from time to time be amended or supplemented, a minimum of one thousand (1,000) and a maximum of twenty five thousand (25,000) units of limited partnership interest ("Units") in the Fund at a purchase price equal to
(i) $1,000 per Unit ($950 per Unit, plus an initial sales charge of $50 per Unit) during the initial offering period of the Fund, and thereafter at the Net Asset Value per Unit, plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased, each as more fully described in the Prospectus and Statement of Additional Information.

         Berthel Fisher & Company Financial Services, Inc., an Iowa corporation (the "Selling Agent"), will act as the syndicator and sales agent for the Fund on a best efforts basis.

1. Representations and Warranties of the General Partner and the Fund. The General Partner and the Fund jointly and severally represent and warrant to the Selling Agent that:

         (a) A registration statement on Form S-1 (File No. 333-46550), and as a part thereof a prospectus and statement of additional information relating to the Units, prepared in conformity with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations), have been filed with the Securities and Exchange Commission (the "SEC") in the form heretofore delivered to the Selling Agent (which registration statement at the time and in the form it is declared effective by the SEC shall be referred to herein as the "Registration Statement", which prospectus in the form filed with the SEC pursuant to Rule 424(b) shall be referred to herein as the "Prospectus", and which statement of additional information in the form filed with the SEC pursuant to Rule 424(b) shall be referred to herein

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         as the "Statement of Additional Information"); provided that (i) if the
         Fund files a post-effective amendment to such registration statement, then the term "Registration Statement" shall refer to the registration statement as amended by such post-effective amendment, and the term "Prospectus" shall refer to the amended prospectus then on file with the SEC, and the term "Statement of Additional Information" shall refer to the amended statement of additional information then on file with the SEC, (ii) if a prospectus filed by the Fund pursuant to either Rule 424(b) or (c) promulgated under the 1933 Act shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereof shall have become effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule
         424(b) or (c), from and after the date on which it shall have been filed, and (iii) if a statement of additional information filed by the Fund pursuant to either Rule 424(b) or (c) promulgated under the 1933 Act shall differ from the statement of additional information on file at the time the Registration Statement or any post-effective amendment thereof shall have become effective, the term "Statement of Additional Information" shall refer to the statement of additional information filed pursuant to Rule 424(b) or (c), from and after the date on which it shall have been filed;

         (b) Copies of the Registration Statement have also been filed with the Commodity Futures Trading Commission (the "CFTC");

         (c) No order preventing or suspending the use of the Registration Statement or any previous prospectus or statement of additional information with respect to the Units has been issued by the SEC. The Registration Statement contains all statements which are required to be made therein, conforms in all material respects to the requirements of the 1933 Act, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (d) The Fund has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, with full power and authority to carry out its obligations under this Agreement, its Certificate of Limited Partnership (the "Partnership Certificate") and its Agreement of Limited Partnership, as amended, (the "Limited Partnership Agreement"), and to own its properties, conduct its business and engage in the activities as described in the Prospectus and the Statement of Additional Information; and the Fund conducts no business and owns or leases no properties that would require it to qualify to do business as a foreign limited partnership in any jurisdiction except the State of New York, where the Fund is qualified to do business;

         (e) The offer and sale of the Units have been duly authorized by the Fund, and upon payment for, and when sold and issued in the manner and under conditions set forth in the Prospectus and the Statement of Additional Information, the Units will constitute valid limited partnership interests in the Fund which conform to the description thereof contained in the Prospectus and the Statement of Additional Information; the liability of each limited partner of the Fund ("Limited Partner") will be limited as set forth in the Prospectus and the Statement of Additional Information, and no Limited Partner will be subject to personal liability for the debts, obligations, or liabilities of the Fund by reason of his being a limited partner of the

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         Fund other than as described in the Prospectus and the Statement of
         Additional Information;

         (f) The offer and sale of the Units and the performance by the Fund and the General Partner of all of the provisions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Fund pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund are subject, nor will any such action or performance result in a violation of the provisions of the Partnership Certificate or the Limited Partnership Agreement or any statute or any order, rule or regulation of any court or governmental authority or body having jurisdiction over the Fund or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such governmental authority or other governmental body is required for the issuance and sale of the Units or the consummation of the other transactions contemplated by this Agreement, except the registration of the General Partner with the CFTC as a commodity pool operator, the registration under the 1933 Act of the Units and such consents, approvals, authorizations, registrations or qualifications as may be required by the CFTC and state securities or blue sky laws in connection with the offer and sale of the Units;

         (g) Anchin Block & Anchin LLP, who has examined certain financial statements of the General Partner and the Fund, are independent certified public accountants as required by the 1933 Act;

         (h) The Fund has been capitalized as set forth in the Prospectus and the Statement of Additional Information;

         (i) The Fund has complied, and will continue to comply, with all laws, rules and regulations applicable to its business, including regulations promulgated by the CFTC, the violation of which would materially and adversely affect the business, financial condition or earnings of the General Partner or the Fund; and there are no actions, suits or proceedings pending or, to the knowledge of the General Partner or the Fund, threatened against the Fund, at law or in equity, before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or before or by any commodity exchange, in which an adverse decision would materially and adversely affect the business, financial condition or earnings of the General Partner or the Fund and which are not adequately disclosed in the Prospectus or the Statement of Additional Information;

         (j) The financial statements of the Fund contained in the Registration Statement, the Prospectus and the Statement of Additional Information fairly present the financial condition and the results of operations of the Fund as of the dates and for the periods therein specified, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as is otherwise noted or reported therein;
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         (k) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the 1933 Act which will not have been so filed prior to the declaration of the effectiveness of the Registration Statement by the SEC;

         (l) The Registration Statement, including the Prospectus and Statement of Additional Information, contains all statements and information required to be included therein by the Commodity Exchange Act (the "CE Act") and the rules and regulations promulgated thereunder by the CFTC (the "CFTC Rules");

         (m) When the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto, up to and including each closing hereunder, the Registration Statement and the Prospectus and Statement of Additional Information therein will comply in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder, the CE Act, the CFTC Rules, and the rules of the National Futures Association (the "NFA"). As of its effective date, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and Statement of Additional Information therein, as of its date of issue and as of each closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Any supplemental sales literature employed in offering the Units (the "Sales Literature"), when read in conjunction with the Prospectus and Statement of Additional Information therein, as of its date of issue and as of each closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The Sales Literature will comply with the 1933 Act, the regulations promulgated thereunder, the CE Act, the CFTC Rules, and the NFA. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement, Prospectus and Statement of Additional Information therein or Sales Literature relating to the Selling Agent or made in reliance upon and in conformity with information furnished in writing by the Selling Agent for inclusion in such Registration Statement, Prospectus and Statement of Additional Information therein or the Sales Literature.

         (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and Statement of Additional Information therein, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus and Statement of Additional Information therein, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Fund, whether or not arising in any ordinary course of business.

         (o) The Limited Partnership Agreement, the Advisory Agreement between the Fund and the General Partner (the "Advisory Agreement") and this Agreement have each been duly and validly authorized, executed, and delivered by the General Partner, individually and on behalf of the Fund, as the case may be, and each constitutes a valid and binding agreement of the Fund and of the General Partner, as the case may be, enforceable against the Fund and the General Partner, as the case may be, in accordance with its terms. The Escrow Agreement (the "Escrow Agreement") by and among the Fund, The Chase Manhattan Bank (the "Escrow Agent") and the Selling Agent has been duly and validly

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         authorized, executed, and delivered by the General Partner on behalf of the Fund, and constitutes a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms.

         (p) Except as set forth in the Registration Statement or the Prospectus and Statement of Additional Information therein, there has not been in the five years preceding the date of the Prospectus and there is not pending or, to the best of the General Partner's knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which the General Partner, any of the "principals" of the General Partner, as defined in CFTC Rule 4.10(e) (the "General Partner Principals"), or the Fund is or was a party, or to which any of the assets of the General Partner or the Fund is or was subject; and neither the General Partner nor any General Partner Principal has received any notice of an investigation by the SEC, CFTC, NASD or NFA regarding non-compliance by the General Partner, the General Partner Principals or the Fund with the 1933 Act, the 1934 Act, any other federal securities laws, rules or regulations, the CE Act, the CFTC Rules, or the NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Fund, or which could be material to an investor's decision to invest in the Fund.

2. Representations and Warranties of the General Partner. The General Partner represents and warrants to the Selling Agent that:

         (a) It has been duly incorporated and is validly existing as a corporation under the laws of the State of New York with full power and authority to conduct its business as described in the Prospectus and the Statement of Additional Information; and it is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the character of such business requires such qualification, except to the extent that the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or operations of the General Partner;

         (b) It has complied, and will continue to comply, with all laws, rules and regulations applicable to its business, including regulations promulgated by the CFTC, the violation of which would materially and adversely affect the business, financial condition or earnings of the Fund or the General Partner; and there are no actions, suits or proceedings pending or, to its knowledge, threatened against the General Partner, at law or in equity, before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or before or by any commodity exchange, in which an adverse decision would materially and adversely affect the business, financial condition or earnings of the Fund or the General Partner and which are not adequately disclosed in the Prospectus or the Statement of Additional Information;

         (c) Its financial statements contained in the Registration Statement, the Prospectus and the Statement of Additional Information fairly present its financial condition and the results of its operations as of the dates and for the periods therein specified, and such financial statements have been prepared in accordance with generally accepted

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         accounting principles consistently applied throughout the periods involved, except as is otherwise noted or reported therein;

         (d) The General Partner and each "principal" of the General Partner, as defined in CFTC Rule 3.1(a), have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and the Prospectus and Statement of Additional Information therein, or required to perform their obligations under the Limited Partnership Agreement, the Advisory Agreement, the Escrow Agreement and this Agreement. The General Partner is registered as a commodity pool operator under the CE Act and is a member of the NFA as a commodity pool operator. The General Partner's principals identified in the Prospectus are all of the General Partner Principals;

         (e) To the extent required under CFTC Rules and applicable CFTC staff no-action letters, the actual performance of all pools "operated" within the meaning of the CE Act by the General Partner and of the General Partner Principals is disclosed in the Prospectus and Statement of Additional Information therein.

3. Appointment of the Selling Agent.

         (a) Subject to the terms and conditions and upon the basis of the representations and warranties set forth herein, the Fund hereby appoints the Selling Agent as its selling agent, and the Selling Agent agrees to use its best efforts, without any commitment on the part of the Selling Agent to purchase any Units, to procure subscribers for the Units at an initial purchase price of One Thousand Dollars ($1,000) per Unit ($950 per Unit, plus an initial sales charge of $50 per Unit) and will continue such efforts to and including that day which is sixty
         (60) days after the date on which the Registration Statement is declared effective by the SEC, subject to a possible extension for up to an additional sixty (60) days at the discretion of the General Partner (the "Initial Offering Period") and thereafter (if at least 1,000 Units have been sold during the Initial Offering Period and the Fund continues to offer Units to the public) at a purchase price equal to the then current Net Asset Value per Unit (as defined in the Prospectus and the Statement of Additional Information), plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased.

         (b) All proceeds from the sale of Units during the Initial Offering Period shall be deposited in an escrow account with The Chase Manhattan Bank 450 West 33rd Street, 15th fl., New York, NY 10001, for the
         benefit of the subscribers, and thereafter shall be paid to the Fund on the appropriate date of purchase of Units. If subscriptions for at least one thousand (1,000) Units shall not have been received and accepted by the General Partner by the conclusion of the Initial Offering Period, then each subscriber shall have returned to him one hundred percent (100%) of his subscription within fifteen (15) days following the termination of the offering, plus any interest accrued thereon (pro rata taking in account the amount and the time of deposit).
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         (c) The Selling Agent may appoint as its agent to make offers and sales of the Units any securities broker/dealer which is a member in good standing of the NASD and foreign broker/dealers and institutions which are not members of the NASD but which agree to abide by the NASD Rules of Fair Practice in making sales of the Units (hereinafter collectively referred to as the "Selected Dealers"). The Selling Agent and the Selected Dealers will make offers to sell Units to, or solicit offers to subscribe for any Units from, only those persons who meet the suitability requirements set forth in the Prospectus and the Statement of Additional Information and persons in only those states where the Fund has registered or qualified the offering of Units for sale or under circumstances where the offering of Units for sale is exempt from registration and qualification.

         (d) In consideration of the services to be rendered by the Selling Agent hereunder, if at least 1,000 Units are sold and accepted by the General Partner during the Initial Offering Period, the Fund shall pay the Selling Agent selling commissions equal to eighty percent (80%) of the sales charges imposed by the Fund and described in the Prospectus and Statement of Additional Information with respect to each Unit sold by or through the Selling Agent and the Selected Dealers (as defined in Section 3(c) hereof) and accepted by the General Partner.

         (e) If at least 1,000 Units are sold and accepted by the General Partner during the Initial Offering Period, the Selling Agent may pay to each Selected Dealer an amount up to sixty percent (60%) of the sales charges imposed by the Fund and described in the Prospectus and Statement of Additional Information with respect to each Unit sold by such Selected Dealer and accepted by the General Partner. Such amount will be paid by the Selling Agent to the Selected Dealers only out of the compensation received by the Selling Agent in respect of the sale of Units hereunder and described in Section 3(d) hereof. The arrangements, if any, between the Selling Agent and any Selected Dealer shall be set forth in a Selected Dealer Agreement in substantially the form filed as an Exhibit to the Registration Statement, unless the Fund shall consent to other arrangements.

         (f) Whether or not this Agreement becomes effective or the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Fund (or the General Partner on its behalf) shall reimburse the Selling Agent for all expenses incident to the performance of the obligations of the Selling Agent, the Fund or the General Partner under this Agreement, including, but not limited to: all expenses and taxes incident to the sale and delivery of the Units; all expenses incident to the registration of the Units under the 1933 Act and the printing of copies of the Registration Statement, any preliminary prospectus, the Prospectus and Statement of Additional Information, the Sales Literature, any amendments or supplements thereto, the blue-sky memorandum, this Agreement, the Escrow Agreement, the Management Agreement, and the Limited Partnership Agreement and furnishing the same to the Selling Agent; all filing and printing fees and expenses including legal fees and disbursements of counsel retained for the purpose of such qualification) incurred in connection with qualification of the Units for sale under the laws of such jurisdictions as the Selling Agent may designate; all fees and expenses paid or incurred in connection with filings made with the NASD; all fees and expenses of the transfer agent and registrar for the Units, and the custodian of the Fund's securities; all fees and expenses paid or incurred in connection with the execution of the Certificate of Limited Partnership, the preparation, execution and filing of the Certificate of Limited Partnership, and all amendments or supplements

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         thereto; all fees and expenses incurred in qualifying the Fund to transact business outside of the State of Delaware; the fees and disbursements of counsel to and accountants of the Fund and the General Partner; and all other costs and expenses incident to the performance of the obligations of the Fund and the General Partner hereunder which are not otherwise specifically provided for in this Section 3(e), including the fees and expenses of counsel to the Selling Agent, including (without limitation) such fees and expenses incurred with such counsel on behalf of the Fund in the qualification of the Units under state "blue sky" laws, and in obtaining the approval of the NASD of the terms of the offering.

         (g) Each person desiring to purchase Units is to (i) complete and manually execute a Subscription Agreement and mail or deliver such executed Subscription Agreement to the Selling Agent or any Selected Dealer and (ii) (a) prior to Initial Closing, deliver to the Selling Agent or any Selected Dealer a check made payable to the escrow agent and after Initial Closing, deliver to the Selling Agent or any Selected Dealer a check made payable to the Fund or (b) in accordance with the Prospectus, assure that his account with his Selected Dealer contains or will contain cash or other good funds on the specified settlement date, in each case in the amount of the purchase price for each Unit that he desires to purchase. Each person who authorizes his Selected Dealer to debit his customer account will be notified by his Selected Dealer of the settlement date for the purchase of such Units. Each such person must have funds to cover his subscription payment in his account on the specified settlement date and his account will be debited on the settlement date. Each Selected Dealer shall either (i) forward each check received to the Selling Agent by noon of the first business day after receipt or (ii) forward the full purchase price of the Units subscribed for by wire transfer payable in federal funds to the Escrow Agent (prior to the Initial Closing) or to the Fund (after the Initial Closing) by noon after the first business day after settlement for such funds and simultaneously send a telegram, telecopy or other appropriate communication stating the name of each investor and the amount of such investor's subscription funds transferred to the Selling Agent and the Escrow Agent or Trust, as the case may be. Simultaneous with the transfer of any check or funds to the Selling Agent or the Escrow Agent, each Selected Dealer shall forward the corresponding subscription agreement to the Selling Agent. The Selling Agent shall forward each check received by the Selling Agent to the Escrow Agent or to the Fund, as the case may be, by noon of the first business day following receipt of such check. The Selling Agent shall also forward each subscription agreement the Selling Agent receives (whether from a Selected Dealer or otherwise) to the Fund for acceptance or rejection on the first business day after receipt.

4. Continuing Services of Selling Agent.

         (a) The Selling Agent shall provide continuing services to those limited partners (the "Limited Partners") of the Fund to whom the registered representatives of the Selling Agent sold such Units. These continuing services include, without limitation, (i) keeping the Limited Partners apprised of developments affecting the Fund, (ii) responding to specific inquiries received from Limited Partners relating to the Fund and the futures markets, (iii) communicating current valuations of the Fund's Net Asset Value per Unit (as defined in the Limited Partnership Agreement, as amended) to the Limited Partners, (iv) assisting in redemptions, transfers and distributions,
         (v) assisting Limited Partners in interpreting the Fund's monthly and annual reports, financial statements and the tax information provided

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         to Limited Partners, (vi) providing such other services as the Limited
         Partners from time to time may reasonably request, and (vii) providing reasonable assistance to Selected Dealers who have entered into Continuing Services Agreement with the Fund in providing services to Limited Partners to whom such Selected Dealers are providing services (collectively, the "Continuing Services").

         (b) In consideration of the Selling Agent providing the Continuing Services, the Fund will pay to the Selling Agent (i) 1/12 of 1.25% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date) with respect to Units purchased through registered representatives of the Selling Agent within the prior twelve-month period and which are held by persons who are being serviced by the Selling Agent pursuant to the terms hereof, and (ii) 1/12 of 4.00% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date) with respect to Units purchased more than twelve months prior thereto which are held by persons who are being serviced by the Selling Agent pursuant to the terms hereof. The amounts payable pursuant to this subsection are referred to herein as the "Continuing Services Fee."

         (c) The Fund will also pay to the Selling Agent, with respect to Units sold by a Selected Dealer and accepted by the General Partner during the Initial Offering Period, and held by persons who are being serviced by such Selected Dealer pursuant to a Continuing Services Agreement between the Fund and the Selected Dealer, (i) for the twelve month period following the purchase of such Units, 1/12 of 0.25% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date); (ii) subsequent to the twelve month anniversary of the purchase of such Units, 1/12 of 1.00% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date). The amounts payable pursuant to this subsection are referred to herein as the "Continuing Services Override." The Continuing Services Fee and the Continuing Services Override are together referred to herein as the "Continuing Services Compensation."

         (d) Selling Agent further agrees to assign specific account executives to provide the services described in this Section 4 to particular Limited Partners. In the event that any such account executive who is responsible for providing these services to a particular Limited Partner leaves the employ of the Selling Agent, the Selling Agent shall assign another account executive to such duties, unless the Limited Partner involved transfers his account from Selling Agent's firm to a different firm.

         (e) Selling Agent acknowledges and agrees that according to the position presently being taken by the NASD, the Fund is permitted to pay the Continuing Services Compensation only to, or for the benefit of, persons who are appropriately registered with the CFTC and/or the NFA (collectively, "CFTC/NFA Registration"), provided, however, that if any party to which Continuing Services Compensation is to be paid in respect of a Unit is not appropriately registered with the CFTC and/or

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         the NFA, then the Continuing Services Compensation payable to such party in respect of such Unit will be deemed a selling commission and will only be paid until the aggregate amount of commissions paid in respect of the sale of such Unit, plus any additional costs and commissions allocable to the sale of such Unit equals ten percent (10%) of the initial sales price of such Unit. The Selling Agent shall not be entitled to the Continuing Services Fee, but shall continue to be entitled to the Continuing Services Override, with respect to any Limited Partners who are no longer being serviced by the Selling Agent. Subject to the proviso in the first sentence of this subsection, the Selling Agent shall not be entitled to Continuing Services Compensation in any case in which it is determined by the Fund that the required registrations are not in effect.

5. Representations and Warranties of the Selling Agent.

         (a) The Selling Agent represents and warrants to the Fund and the General Partner that:

                  i) All references to and information concerning the Selling Agent contained in the Registration Statement, the Prospectus and the Statement of Additional Information are accurate in all material respects, and, as to the Selling Agent, the Registration Statement, the Prospectus and the Statement of Additional Information do not contain any misleading or untrue statement of a material fact or omit to state a material fact which is necessary to prevent the statements made therein, in light of the circumstances in which they were made, from being misleading;

                  ii) The Selling Agent is a corporation duly organized and validly existing under the laws of the State of Iowa, is a member in good standing of the NASD and has full power and authority to act as selling agent in the manner contemplated by this Agreement and as described in the Registration Statement, the Prospectus and the Statement of Additional Information; and it is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the character of such business requires such qualification, except to the extent that the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or operations of the General Partner;

                  iii) The Selling Agent is in good standing and in compliance with all applicable broker/dealer registration requirements in the places where the Units will be sold by it, and any use or distribution of the Registration Statement, the Prospectus and the Statement of Additional Information by the Selling Agent will comply with the terms and conditions for use and/or distribution set forth in the Prospectus and the Statement of Additional Information, with the procedures set forth in this Agreement, and with the 1933 Act, the 1934 Act, the CE Act, all applicable state securities and commodity laws, the rules and regulations promulgated under all such acts and all such laws, and all applicable rules and regulations of the NASD and other self-regulatory organizations;

                  iv) The Selling Agent has obtained all required governmental and regulatory approvals and licenses to perform its obligations under this Agreement and to act as described in the Registration Statement, the Prospectus and the Statement of Additional Information, and the performance of its obligations under this Agreement and its acting as described in the Registration Statement, the Prospectus and the Statement of Additional Information will not violate or result in a breach of any provisions of its Articles of Incorporation or by-laws or any agreement, order, law or regulation binding upon it; and

                  v) This Agreement and the Escrow Agreement have each been duly and validly authorized, executed and delivered on behalf of the Selling Agent, and is a valid and binding agreement of the Selling Agent enforceable against the Selling Agent in accordance with its terms.

                  vi) Unless the Fund shall inform the Selling Agent that CFTC/NFA Registration is no longer required, the Selling Agent and any account executives who participate in the Continuing Services Compensation are currently registered, as required, with the CFTC/NFA, or are subject to the proviso of the first sentence of sub-section 4(e) of this Agreement, and the Selling Agent agrees to comply with such registration requirements, subject to the proviso of the first sentence of subsection 4(e) of this Agreement, for so long as it shall continue to receive any Continuing Services Compensation.

         (b) The Selling Agent agrees that, except as specifically set forth herein, neither the Fund nor the General Partner shall be liable for any underwriting compensation in connection with the offer or sale of Units, and any compensation payable in respect thereof, except as specifically set forth herein, shall be the sole responsibility of the Selling Agent.

6. Covenants of the Fund and the General Partner.

         (a) The Fund agrees with the Selling Agent:

                  i) To advise the Selling Agent, promptly after it receives notice thereof, of (i) the time when the Registration Statement or any amended Registration Statement has become effective or any amended or supplemented Prospectus or Statement of Additional Information has been filed, (ii) the issuance by the SEC of any stop order or of any other order preventing or suspending the use of the Prospectus or the Statement of Additional Information or any amended or supplemented Prospectus or Statement of Additional Information, (iii) the initiation or threatening of any proceeding for any such purpose, or (iv) any request by the SEC for the amending or supplementing of the Registration Statement, the Prospectus or the Statement of Additional Information or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or the Statement of Additional Information or any amended or supplemented Prospectus or Statement of Additional Information or suspending any such qualification of the Units, promptly to use its best efforts to obtain its withdrawal;

                  ii) To furnish the Selling Agent with copies of the Prospectus and the Statement of Additional Information in such quantities as the Selling Agent may from time to time reasonably request, and if delivery of a Prospectus or Statement of Additional Information is required at any time prior to the expiration of nine (9) months after the date of the Prospectus or the Statement of Additional Information and at any such time any event shall have occurred as a result of which the Prospectus or the Statement of Additional Information, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to be stated therein in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus or Statement of Additional Information is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus or the Statement of Additional Information in order to comply with the 1933 Act, to notify the Selling Agent and, upon the Selling Agent's request, to prepare and furnish, without charge to the Selling Agent, as many copies as the Selling Agent may from time to time reasonably request of an amended Prospectus and Statement of Additional Information or a supplement to the Prospectus and Statement of Additional Information which will correct such statement or omission or otherwise effect such compliance;

                  iii) Promptly from time to time to take such action as the Selling Agent may reasonably request to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions as the Selling Agent may request and in which such qualification is possible and to comply with such laws so as to permit the continuance of sales in such jurisdictions for so long as may be necessary to complete the distribution; provided, however, that in connection therewith the Fund shall not be required to qualify as a foreign limited partnership (except in the State of New York) or to file a general consent to service of process in any jurisdiction;

                  iv) To make generally available in the manner specified in Rule 158(b) of the Rules and Regulations, to the holders of Units as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), an earnings statement of the Fund (which need not be audited) complying with Section 11(a) of the 1933 Act and Rule 158(a) of the Rules and Regulations and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement;

                  v) During the term of this Agreement and for a period of one
                  (1) year from the termination of this Agreement, to furnish the Selling Agent with copies of all reports or other communications (financial or otherwise) furnished to the Limited Partners, and to deliver to the Selling Agent, as soon as they are available, copies of any reports and financial statements furnished to or filed with the SEC; and

                  vi) To furnish, without charge, to the Selling Agent one (1) signed copy of the Registration Statement and of each amendment thereto, including all financial statements and exhibits, and such number of conformed copies of the Registration Statement and of each amendment thereto, including all financial statements but excluding exhibits to the Registration Statement, as the Selling Agent may reasonably request.

         (b) The General Partner agrees with the Selling Agent that the General Partner shall purchase the number of units of general partnership interest required by it to be purchased under the Limited Partnership

         Agreement and shall have a Net Worth (as defined in the Limited Partnership Agreement) equal to or in excess of the requirements thereof.

7. Conditions to the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Fund and the General Partner herein are, at and as of the time of effectiveness of the Registration Statement, true and correct in all material respects, to the condition that each of the Fund and the General Partner shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and to the following additional conditions:

         (a) The Registration Statement shall have become effective, and the Selling Agent shall have received notice thereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Selling Agent and its counsel.

         (b) The Selling Agent shall have received a certificate of the General Partner, dated the Initial Closing Date, and each Subsequent Closing Date (as defined in Section 8(d)), to the effect that:

                  i) On and as of the date of such certificate, the representations and warranties of each of the Fund and the General Partner contained herein are true and correct, and each of the Fund and the General Partner has complied with all the agreements and satisfied all the conditions required to be performed or satisfied on its or their part at or prior to such date;

                  ii) No stop order suspending the effectiveness of the registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of its knowledge, are pending or contemplated under the 1933 Act with respect to the Registration Statement, the Prospectus or the Statement of Additional Information; and

                  iii) Neither the Registration Statement, the Prospectus, the Statement of Additional Information nor any amendments or supplements thereto contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to be stated therein to make the statements made therein, in light of the circumstances in which they were made, not misleading and, since the effective date of the Registration Statement, no event has occurred or been discovered which is required to be set forth in an amended or supplemental Prospectus or Statement of Additional Information which has not been so set forth.

         (c) Morrison Cohen Singer & Weinstein, LLP shall have furnished the Selling Agent with their written opinion, dated the Initial Closing Date, and each Subsequent Closing Date, in substantially the form attached hereto as Exhibit A.

         (d) Anchin Block & Anchin LLP shall have furnished to the Selling Agent a letter, dated the Initial Closing Date, in form and substance satisfactory to the Selling Agent, to the effect that:

                  i) They are independent certified public accountants with respect to the Fund and the General Partner within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC.

                  ii) In their opinion the financial statements of the Fund and the General Partner audited by them and included in the registration statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations.

                  iii) They have performed the following limited agreed upon procedures: (a) read the minutes of meetings of stockholders and board of directors (if any); (b) read the latest available interim unaudited financial statements of the General Partner furnished to them by the General Partner, and agreed the amounts contained therein to the General Partner 's accounting records; and (c) inquired of certain officials of the General Partner who have responsibility for financial and accounting matters whether (1) the unaudited financial statements referred to above are stated on a basis substantially consistent with that of the audited financial statements included in the registration statement and (2) there was any change in the capital stock, increase in long-term debt or any decrease in net current assets or stockholders' equity of the General Partner as compared with amounts shown in the unaudited balance sheet included in the registration statement; and acknowledging that the foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards and no representations are made regarding the sufficiency of the foregoing procedures. Had additional procedures been performed or an audit or a review were conducted other matters might have come to their attention that would have been reported to them.

         (e) All documents required to be delivered to the Selling Agent by the General Partner on the Initial Closing Date, or any subsequent date, have been delivered in form and substance satisfactory to the Selling Agent and its counsel.

8. Termination.

         (a) If at least 1,000 Units have not been sold to the public prior to the conclusion of the Initial Offering Period specified in Section 3(a), above, this Agreement shall be terminated at the Initial Closing Date (as hereinafter defined in Section 8(d)). Otherwise this Agreement shall be terminated at the Final Closing Date (as hereinafter defined in Section 8(d)).

         (b) Until such time as this Agreement shall terminate pursuant to subsection (a), above, this Agreement may be terminated by the Selling Agent, at the Selling Agent's option, by giving notice to the Fund and the General Partner, if:

                  i) There shall have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Fund or the General Partner, which change in the judgment of the Selling Agent shall render it inadvisable to proceed with the offering and sale of the Units; or

                  ii) Any event shall occur which, in the opinion of counsel for the Selling Agent, should be set forth in the Registration Statement, the Prospectus or the Statement of Additional Information in order to make the statements therein not misleading, and the Fund does not concur and fails or refuses to amend or supplement the Registration Statement, the Prospectus or the Statement of Additional Information promptly after written request by the Selling Agent to it to do so; or

                  iii) Any of the conditions specified in Section 7 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; or

                  iv) There shall have been an outbreak of hostilities between the United States and any foreign sovereign, or there shall have occurred any insurrection or other armed conflict involving the United States which, in the opinion of the Selling Agent, makes it impractical or inadvisable to offer or sell the Units.

         (c) In addition to subsection 8(b), above, this Agreement may be terminated by written agreement between the Selling Agent and the General Partner or the Fund. The termination of this Agreement for any reason set forth in this Section 8 shall not affect the obligations of the Fund contained in Section 6 hereof.

         (d) The "Initial Closing Date" shall be a date mutually selected by the Selling Agent and the General Partner that shall be on a business day prior to the last day of the Initial Offering Period and subsequent to the business day in which the proceeds from at least 1,000 Units have been deposited in the escrow account established by the Fund. The initial closing shall be held on the date mutually agreed to by the Selling Agent and the General Partner. Subsequent closing dates (each a "Subsequent Closing Date") shall be determined by agreement between the Selling Agent and the General Partner. The "Final Closing Date" shall be the earlier of the sale of all of the Units or the last day of the Initial Offering Period. Each closing shall be held at 10:00 a.m. at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, NY 10022, or at the option of the Fund, at the offices of the General Partner, 925 Westchester Avenue, White Plains, NY 10604.

9. Indemnification.

         (a) The Fund agrees to indemnify and hold harmless the Selling Agent and the selected dealers and their respective officers, directors, employees, affiliates and each person who controls the Selling Agent and the selected dealers from and against any loss, claim, damage, cost, expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and liabilities (including, without limitation, civil liabilities under the 1933 Act or any applicable state securities law) (collectively "Loss") which arises out of or results from the inclusion in the Registration Statement, the Prospectus or the Statement of Additional Information of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and will reimburse any and all persons indemnified herein for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions or claims in respect thereof; provided, however, that no such indemnification or reimbursement shall be made with respect to the Selling Agent or its officers, directors, employees, affiliates or controlling persons for any Loss which results from any violation by the General Partner or its respective affiliates of the 1933 Act or any applicable state securities law in connection with the Registration Statement or the sale of the Units or any untrue statement or omission of any information or material facts in the Registration Statement or the Prospectus relating to or concerning the Selling Agent.

         (b) The Selling Agent agrees to indemnify and hold harmless the Fund, the General Partner and their respective officers, directors, employees, affiliates, partners and controlling persons against any Loss incurred by them which arises out of or results from the Selling Agent's failure to deliver the Prospectus, or any amendment or supplement thereto, as required by the 1933 Act and the rules and regulations thereunder, or the inclusion in the Registration Statement, the Prospectus or the Statement of Additional Information of an untrue statement of a material fact relating to the Selling Agent or the omission to state a material fact relating to the Selling Agent required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b), above, of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party or parties under such subsection, notify the indemnifying party or parties in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall include, in the event of conflicts of interest between such indemnified party and other defendants and/or the availability to such indemnified party of defenses which are not available to other defendants, separate counsel for such indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party, subsequently incurred by such indemnified party in connection with the defense thereof.

10. Miscellaneous.

         (a) This Agreement is made solely for the benefit of, and shall be binding upon, the Selling Agent, the Fund and the General Partner and their respective successors and assigns, and no other person shall have any right or obligation under this Agreement. The terms "successors" and "assigns" shall not include any purchasers, as such, of Units.

     (b) Whenever notice is required by the provisions of this Agreement to be given, such notice shall be effective only if in writing and delivered personally or by registered mail, postage prepaid, return receipt requested, addressed as follows:

                      If to the Selling Agent, to it at:

                      Berthel Fisher & Company Financial Services, Inc. 701 Tama Street, Building B
                      Marion, IA  52302
                      Attention:  Mr. Leslie D. Smith

                      With Copy to:
                      Bradley & Riley PC
                      2007 First Avenue S.E.
                      PO BOX 2804
                      Cedar Rapids, IA, 52406-2804
                      Attention: William T. McCartan, Esq.


                      If to the General Partner or the Fund, to it at:

                      Shaffer Asset Management, Inc.
                      925 Westchester Avenue
                      White Plains, NY  10604
                      Attention:  Mr. Daniel S. Shaffer

                      With Copy to:

                      Morrison Cohen Singer & Weinstein, LLP
                      750 Lexington Avenue
                      New York, NY 10022
                      Attention: Jack Levy, Esq.


         (c) The Selling Agent and the Selected Dealers sellers are not authorized by the Fund to give any information or make any representation in connection with the offering of Units other than those contained in the Prospectus, the Statement of Additional Information and such sales literature as has been authorized in writing by the Fund.

         (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflict of laws.




                                Very truly yours,

                                SHAFFER DIVERSIFIED FUND, L.P.

                                By: Shaffer Asset Management, Inc.,
                                    the General Partner

                                By:
                                    --------------------------------------
                                    Daniel S. Shaffer
                                    President


                                SHAFFER ASSET MANAGEMENT, INC.

                                By:
                                    --------------------------------------
                                    Daniel S. Shaffer
                                    President


Accepted and agreed to as of the date first written above:

BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC.

By:
      ------------------------------
      Name:
      Title:

                                                                   Exhibit A

           FORM OF OPINION OF MORRISON COHEN SINGER & WEINSTEIN, LLP




                                  [____], 2001



Berthel Fisher & Company Financial Services, Inc.
P.O. Box 74250
Cedar Rapids, IA  52407-4250


Ladies and Gentlemen:

         We have acted as special counsel to Shaffer Diversified Fund, LP, a Delaware limited partnership (the "Fund") and Shaffer Asset Management, Inc., a New York corporation and the general partner of the Fund (the "General Partner") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), of a registration statement on Form S-1 (registration no. 333-46550)(the "Registration Statement") relating to the issuance and sale by the Fund of a maximum of 25,000 units of limited partnership interest (the "Units") in the Fund pursuant to a selling agent agreement dated as of October [___], 2001 (the "Selling Agent Agreement"), by and among the Fund, the General Partner and you, as Selling Agent. Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Selling Agent Agreement.

         In connection therewith, we have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis of this opinion. For the purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity and accurateness of the originals of such latter documents. In addition, we have assumed that the Units are offered and sold as described in the Registration Statement and the Selling Agent Agreement, in substantially the form attached as Exhibit A to the Statement of Additional Information. As to any facts relevant to such opinions that were not independently established, we have relied upon factual information and representations given to us jointly and severally by the Fund and the General Partner.

         With respect to the opinion as to the due formation and valid existence of the Fund set forth in paragraph 1 of this letter, we have relied solely upon a certified copy of the Certificate of Limited Partnership of the Fund and a certificate of good standing of the Fund issued by the Secretary of State of the State of Delaware.

         Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

         1. The Fund has been duly formed and is validly existing in good standing under the Delaware Revised Uniform Limited Partnership Act with full power and authority to carry out its obligations under the Selling Agent Agreement, the Partnership Certificate and to own properties and conduct business as described in the Prospectus and the Statement of Additional Information, and the Fund is duly qualified to conduct business as a foreign limited partnership and is in good standing in the State of New York.

         2. The General Partner has been duly incorporated and is validly existing in good standing as a corporation under the laws of its state of incorporation with full power and authority to carry out its obligations under the Selling Agent Agreement, the Partnership Certificate and the Limited Partnership Agreement and to conduct its businesses as described in the Prospectus and the Statement of Additional Information.

         3. The Limited Partnership Agreement has been duly and validly authorized, executed and delivered by the General Partner and Daniel S. Shaffer (the "Initial Limited Partner"), and constitutes the legal, valid and binding obligation of the Partnership and the General Partner, enforceable in accordance with its terms.

         4. The offer and sale of the Units have been duly authorized by the General Partner on behalf of the Fund.

         5. Upon payment for, and when sold and issued in the manner and under conditions set forth in the Prospectus and the Statement of Additional Information, the Units will be validly issued, will represent valid limited partnership interests in the Fund, and will be fully paid and non-assessable limited partnership interests in the Fund.

         6. The Selling Agent Agreement has been duly and validly authorized, executed and delivered by each of the Partnership and the General Partner and constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.

         7. The offer and sale of the Units and the compliance by the Fund with all of the provisions of the Selling Agent Agreement will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, the Partnership Certificate or Limited Partnership Agreement, or, to our knowledge, any indenture, mortgage, deed of trust or other instrument or material agreement to which the Fund is a party or by which it is bound, or any material statute, order, rule or regulation applicable to the Fund of any court or other governmental authority.

         8. The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued nor has any proceeding for the issuance of such an order been initiated or threatened.

         9. To our knowledge there is no pending or threatened litigation or governmental proceedings against the Fund or the General Partner required to be described in the Registration Statement which are not so described.

         The foregoing opinions are, with your concurrence, subject to the following qualifications, limitations and assumptions:

         (i) The opinions expressed in paragraphs 3 and 6 above are subject to
         (1) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (2) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (3) the law of fraudulent transfer and conveyance, (4) limitations on rights to indemnification by federal or state securities laws or regulations, (5) public policy, (6) applicable law relating to fiduciary duties, and (7) judicial imposition of an implied covenant of good faith and fair dealing.

         (ii) This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein. Please note that we are expressing an opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         (iii) Whenever a statement herein is qualified by the phrase "to our knowledge", it is intended to indicate that no information that would give us knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have rendered legal services in connection with the representation of the Fund and the General Partner. We, however, have not undertaken any independent investigation to determine the accuracy of such statements.

         We have participated in conferences with officers of the General Partner, your representatives, your counsel and Anchin, Block & Anchin LLP, the independent certified public accountants for the Fund and the General Partner, at which conferences we made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement, the Prospectus, the Statement of Additional Information and related matters.

         On the basis of the information that was developed in the course of the performance of the services referred to in the preceding paragraph, considered in the light of our understanding of the applicable law (including the requirements of Form S-1 under the 1933 Act and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the 1933 Act, we advised you and hereby confirm that, in our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that the Registration Statement on the Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the Prospectus at the time it was filed electronically with the Commission pursuant to Rule 424 contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and nothing that has come to our attention in the course of our performance of services has caused us to believe that the Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus except insofar as such statements relate to us as set forth in the Prospectus under the heading "Legal Opinions." We do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or in the Prospectus.

         We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

         We are members of the Bar of the State of New York and we do not purport to be experts in, and do not opine with respect to, the laws of any jurisdiction other than the laws of the State of New York and the Revised Uniform Limited Partnership Act of the State of Delaware. We understand that reference to the "Revised Uniform Limited Partnership Act of the State of Delaware" includes statutory provisions, applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

         This opinion letter is based upon currently existing laws, statutes, rules, ordinances and regulations and judicial decisions, and is rendered as of the date hereof. We disclaim any obligation to advise you of any changes of any of these sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth in this opinion letter. Please note that we are opining only as to the matters expressly set forth in this opinion letter, and no opinion should be inferred as to other matters.

         This opinion is solely for your benefit and may not be relied upon by any person or for any other purpose without the prior written consent of this firm. Without our prior written consent, you are not authorized to release or quote this letter, or any part thereof, to any third party.


                                   Very truly yours,




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